CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 54 to the Registration Statement of Franklin Gold and Precious Metals Fund on Form N-1A, File No. 2-30761, of our report dated September 4 2002, relating to the financial statements and financial highlights of Franklin Gold and Precious Metals Fund which appear in the July 31, 2001 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                                   /S/PricewaterhouseCoopers LLP


San Francisco, California
November 27, 2002